Exhibit 10.9

ADOPTION AGREEMENT

This Adoption Agreement is executed by the undersigned pursuant to the First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC (the “Company”), dated as of September 23, 2018, as amended, restated or supplemented from time to time, a copy of which is attached hereto and is incorporated herein by reference (the “Agreement”). By the execution of this Adoption Agreement, the undersigned agrees as follows:

1.

Acknowledgment. The undersigned acknowledges that PEP II Holdings, LLC is acquiring 3,318,200 Common Units of the Company as a Member, subject to the terms and conditions of the Agreement (including the Exhibits thereto), as amended from time to time. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.

2.

Agreement. The undersigned hereby joins in, and agrees to be bound by, subject to and enjoy the benefit of the applicable rights set forth in, the Agreement (including the Exhibits thereto), as amended from time to time, with the same force and effect as if it were originally a party thereto.

3.	Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow.]

EXECUTED AND DATED on this 25th day of March 2019.

PEP II HOLDINGS, LLC

By:	EnCap Energy Capital Fund VII, L.P., its Managing Member

By:	EnCap Equity Fund VII GP, L.P., its General Partner

By:	EnCap Investments L.P., its General Partner

By:	EnCap Investments GP, L.L.C., its General Partner

By:	/s/ D. Martin Phillips

Name: D. Martin Phillips
Title: Managing Partner

Notice Address:	1100 Louisiana Street, Suite 4900 Houston, Texas 77002 Attn: D. Martin Phillips Email: BDespot@encapinvestments.com

With a copy to:	Vinson & Elkins LLP 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 Attn: Bryan Edward Loocke Email: bloocke@velaw.com

Signature Page to Adoption Agreement